UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8500 SW Creekside Place, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The Company held its annual meeting of shareholders (the “Annual Meeting”) on May 13, 2022.

(b) At the Annual Meeting, 14,269,538 shares were represented to vote either in person or by proxy, or 81% of the outstanding shares, which constituted a quorum. The final results of voting for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors

Alicia Syrett, Milena Alberti-Perez, Sandeep Dadlani, Kathleen (Katie) Kool, Ravi Kumar Singisetti, Riley McCormack, James T. Richardson, and Andrew J. Walter were elected as directors for a term of one year. The voting for each director was as follows:

			Broker
	For	Withheld	Non-Votes
Alicia Syrett	10,976,631	104,960	3,187,947
Milena Alberti-Perez	11,042,582	39,009	3,187,947
Sandeep Dadlani	10,987,788	93,803	3,187,947
Kathleen (Katie) Kool	11,043,883	37,708	3,187,947
Ravi Kumar Singisetti	10,992,028	89,563	3,187,947
Riley McCormack	11,002,346	79,245	3,187,947
James T. Richardson	10,985,542	96,049	3,187,947
Andrew J. Walter	11,000,123	81,468	3,187,947

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified with 14,211,865 votes in favor, 47,483 votes against and 10,190 abstentions.

Proposal 3: Advisory Vote to Approve Executive Compensation

The nonbinding advisory vote to approve compensation paid to the Company’s executive officers received 10,563,563 votes in favor, 451,127 votes against, 66,901 abstentions and 3,187,947 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:May 16, 2022

By:	/s/ Robert P. Chamness
Robert P. Chamness
Executive Vice President, Chief Legal Officer and Secretary